UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 27, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

767 Third Avenue, 25th Floor, New York, New York 10017
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 224-8230

14 Wall Street, 20th Floor, New York, New York 10005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2010, Fund.com Inc. (the “Company”) amended its Certificate of Incorporation (the “Certificate of Incorporation”) by filing a certificate of amendment (the “Amendment”) with the Secretary of State of the State of Delaware for purposes of effectuating a one-for-one hundred and twenty reverse split of the issued and outstanding shares of Class A and Class B common stock of the Company (the “Reverse Split”).

Article IV of the Certificate of Incorporation was amended to include the following provision as the last sentence thereof:

“The Board of Directors is authorized, without approval from the stockholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse split of the Class A Common Stock and Class B Common Stock of this corporation on the basis of a ratio of one hundred and twenty pre-split shares for every one post-split share of Class A Common Stock and Class B Common Stock (the “Reverse Split”), and further that the Board of Directors be authorized to take all other actions necessary and appropriate to effect such Reverse Split, if so required.”

The Reverse Split became effective on September 30, 2010.  The new Cusip numbers for the Class A and Class B common stock are 360769 301 and 360769 400, respectively.

The foregoing is a summary of the Amendment and not a complete discussion thereof.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report on Form 8-K in Exhibit 3.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Fund.com Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:    /s/ Gregory Webster
__________________________________________
Name:  Gregory Webster
Title:    Chief Executive Officer

Date:  October 1, 2010